UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2026

FiEE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37649	04-2621506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3-33, 2-chome Utajima, Nishiyodogawa District, Osaka, Japan

(Address of principal executive offices, including zip code)

852-28166813

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	FIEE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Restricted Stock Unit Awards

On May 12, 2026, the Board of Directors (the “Board”) of FiEE, Inc. (the “Company”), based upon the recommendation of the Compensation Committee of the Board (the “Committee”), granted restricted stock units (“RSUs”) to Li Wai Chung, the Company’s Chief Executive Officer and President, and Cao Yu, the Company’s Chief Financial Officer. The RSUs were granted pursuant to the FiEE, Inc. 2025 Equity Incentive Plan (the “Plan”).

Under the terms of the grants, Li Wai Chung and Cao Yu each received 143,561 RSUs. Each RSU represents a contingent right to receive one share of the Company’s common stock, $0.01 par value per share. The RSUs are scheduled to vest as follows: 30% on the first anniversary of the grant date, 30% on the second anniversary of the grant date, and the remaining 40% on the third anniversary of the grant date, subject to the respective recipient’s continued employment through each applicable vesting date. The RSUs are subject to the terms and conditions of the Plan and a restricted stock unit agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Award Agreement.
104	Cover Page Interactive Data (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIEE, INC.

Date: May 13, 2026	By:	/s/ Li Wai Chung
Li Wai Chung
Chief Executive Officer and President

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